Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Brenmiller Energy Ltd. of our report dated March 20, 2023 relating to the financial statements of Brenmiller Energy Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
January 17, 2024	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited